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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


  Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported): September 13, 1999


                           DECTRON INTERNATIONALE INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Quebec                      011 14503                     N/A
- ----------------------------   ------------------------      -------------------
(State or other jurisdiction   (Commission File Number)       (I.R.S. Employer
      of organization)                                       Identification No.)

4300 Poirier Blvd.
Montreal, Quebec                                                  H4R 2C5
- ---------------------------------------                          ----------
(Address of Principal Executive Office)                          (Zip Code)

Registrant's telephone number, including area code: (514) 334-9609


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address; if changed since last report)


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ITEM 5.  ACQUISITION OR DISTRIBUTION OF ASSETS

         (a) On September 13, 1999, Dectron Internationl Inc. ("Dectron") acquired substantially all of the assets of IPAC, Inc. ("IPAC") for an aggregate purchase price of $3,700,000. The transaction was negotiated on an arms-length basis. IPAC, the seller, had no affiliation with Dectron or any of its officers or directors. Dectron utilized a portion of the proceeds of its recent initial public offering to consummate the acquisition.

         (b) The purchase included all of the equipment utilized in IPAC's business of precision cooling products air conditioning products and compressed air products. IPAC also manufactures industrial products, heat transfer products, compressed air products, engineered systems sheet metal fabrication and painting products.

ITEM 7.  EXHIBITS

99.1     Press Release dated September 14, 1999

99.2 Asset Purchase Agreement dated August 30, 1999, by and between IPAC, Inc. and Dectron International, Inc.

99.3 All financial information required by Article 11 of Regulation S-X will be filed within 60 days of the date of this 8-K.







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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                          DECTRON INTERNATIONALE INC.



                                          By: /s/ Ness Lakdawala
                                              --------------------------------
                                              Ness Lakdawala
                                              President

September 29, 1999











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